Exhibit 5.1

August 2, 2016

Inotek Pharmaceuticals Corporation

91 Hartwell Avenue

Lexington, MA 02421

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333- 210585) (as amended or supplemented, the “Registration Statement”), filed on April 4, 2016 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by Inotek Pharmaceuticals Corporation, a Delaware corporation (the “Company”), of up to $200,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on April 14, 2016. Reference is made to our opinion letter dated April 4, 2016 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the final prospectus supplement (the “Prospectus Supplement”) filed on August 2, 2016, by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of (i) up to $57,500,000 aggregate principal amount of its 5.75% Convertible Senior Notes due 2021 (the “Notes”) and (ii) the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued upon conversion of the Notes (the “Conversion Shares” and collectively with the Notes, the “Securities”) covered by the Registration Statement.

The Securities (i) are being sold by the Company to the several underwriters named in, and pursuant to, the Underwriting Agreement, dated as of August 5, 2016 (the “Underwriting Agreement”), by and between the Company and Cowen and Company, LLC, on its own behalf and as representative of the several underwriters named in Schedule A thereto, and (ii) will be issued under an Indenture, to be dated on or about August 5, 2016 (the “Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), the form of which has been filed with the Commission as an exhibit to the Registration Statement, as supplemented by the Supplemental Indenture, to be dated on or about August 5, 2016 (the “Supplemental Indenture” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee, establishing the terms of the Notes, in a form consistent with that authorized by the Company.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent

Inotek Pharmaceuticals Corporation

August 2, 2016

verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of our opinions below, we have assumed that the Indenture has been duly authorized by the Trustee.

The opinions set forth below are limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law) and the laws of the State of New York.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. The Notes have been duly authorized by the Company and, upon the due execution and delivery of the Indenture by each of the Company and the Trustee and the execution, authentication and issuance of the Notes (in the form examined by us) against payment therefor in accordance with the terms of the Underwriting Agreement, and otherwise in accordance with the Indenture, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The issuance of the Conversion Shares has been duly authorized and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Notes are converted, the Conversion Shares, when issued and delivered upon conversion of the Notes in accordance with the Indenture, will be validly issued, fully paid and nonassessable.

The opinion expressed in numbered opinion paragraph 1 above is subject to and limited by the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated August 2, 2016, which is incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP